Exhibit 99.1

Roger A Parker Joins Recovery Energy (RECV.OB)
As Non-Executive Chairman Of The Board

Recovery Energy (RECV.OB) is pleased to announce the appointment of Roger A. Parker to its Board of Directors.  Mr. Parker will assume the Non-Executive Chairman role, and existing Chairman Jeffrey Beunier will assume the Vice Chairman role.

Before coming to Recovery Energy, Mr. Parker was Chairman of the Board and Chief Executive Officer of Delta Petroleum Corporation (NASDAQ: DPTR) where, in combination to the significant oil and gas transactions undertaken during his time there, delta also experienced significant reserve growth through drilling successes. Delta grew from an initial market capitalization of approximately $14 million to over $2.8 billion at its peak in 2008.

“Roger’s influence on Recovery Energy will be extremely beneficial in helping achieve the company’s long term goals (of acquiring and developing oil and gas properties in the United States).  Roger Parker is an industry leader having built Delta Petroleum into a multibillion dollar enterprise value company at its peak. Roger brings a wealth of experience and contacts to Recovery Energy and I look forward to working with him.” said Recovery Energy’s CEO, Jeffrey Beunier. Mr. Beunier continued, “Given the recent disruption in the commodity markets, we are very excited about the prospects for acquiring undervalued and neglected fields which we can apply our capital and knowledge base to drive production growth.”

“The current environment should allow for significant opportunities.  This is an excellent period of time to create value in a new oil and gas exploration and production company.  I am very enthusiastic about the prospects for Recovery Energy”, said Roger Parker.

Parker received a Bachelor of Science degree in Mineral Land Management from the University of Colorado in 1983. He has served in various capacities both public and private in the oil and gas industry since that time. Before his time at Delta, Parker operated privately under the names AmPet, Inc. in which he was a 1/3 partner, and Apex Operating Company Inc., which was solely owned by him. Parker brings 26 years of experience to Recovery Energy which will help guide the company’s strategic vision as well as implement and execute on its acquisition and development plans.

About Recovery Energy
Recovery Energy is a development stage independent energy company. We principally intend to engage in the development and production of oil & gas in North America.

Specifically, Recovery Energy specializes in the use of modern secondary and tertiary recovery techniques on older, historically productive fields. Recovery was formed to take advantage of the current economic and structural challenges surrounding the energy industry and will focus on the mature and established Rocky Mountain, Mid-Continent, and Gulf Coast basins.

Contact
Investor Relations: EQUITIES Global Communications, Inc. Robert Willison
Investor Relations: 678-644-3383 rwillison@equitiesmagazine.com

Forward-Looking Statements and Risk Factors

Certain statements on this web site are "forwardlooking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements could involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Recovery Energy to be materially different from any future results, performance or achievements expressed or implied by these forwardlooking statements. Other factors, which could materially affect such forwardlooking statements, can be found in our filings with the Securities and Exchange Commission at www.sec.gov, including risk factors relating to our history of operating losses, that our auditors have expressed substantial doubt regarding our ability to continue as a going concern, the fact that we may dilute existing shareholders through additional stock issuances, and our reliance on our intellectual property. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forwardlooking statements and are cautioned not to place undue reliance on such forwardlooking statements.